UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2010

NEUTRAL TANDEM, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33778	31-1786871
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 West Adams Street

9th Floor

Chicago, Illinois 60661

(Address of principal executive offices, including Zip Code)

(312) 384-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 9, 2010, Neutral Tandem, Inc. (the “Company”) entered into a share purchase agreement (the “Purchase Agreement”) with the owners (the “Sellers”) of Tinet S.p.A., an Italian corporation (“Tinet”), to acquire all of the shares of Tinet’s capital stock. Tinet is a global carrier exclusively committed to the IP and Ethernet wholesale market which provides global IP transit and Ethernet connectivity to carriers, service providers and content providers worldwide. Subject to the satisfaction or waiver of the conditions set forth in the Purchase Agreement, the Company will acquire all of the outstanding shares of Tinet’s capital stock for cash consideration of approximately 74.5 million euros (approximately $94.9 million, based on an exchange rate on September 8, 2010 of €1 = $1.2733), which reflects certain purchase price adjustments, the assumption of approximately 5.2 million euros in cash (approximately $6.6 million, based on an exchange rate on September 8, 2010 of €1 = $1.2733) and the assumption of approximately 18.2 million euros in long-term debt, which will be paid off at closing (approximately $23.2 million, based on an exchange rate on September 8, 2010 of €1 = $1.2733). 5.5 million euros of the cash consideration will be placed in escrow for a period of two years following the acquisition (approximately $7.0 million, based on an exchange rate on September 8, 2010 of €1 = $1.2733). The Company expects to finance the purchase price with cash from its balance sheet.

The completion of the acquisition is subject to the satisfaction of customary closing conditions. Subject to the satisfaction of these closing conditions, the transaction is expected to close during the fourth quarter of 2010. There can be no assurance that the closing conditions set forth in the Purchase Agreement will be satisfied or waived.

The Company has made certain customary representations, warranties and covenants in the Purchase Agreement. Each of the Sellers has also made customary representations, warranties and covenants in the Purchase Agreement, including, among others, that there will be no material adverse change prior to closing, that Tinet will obtain the Company’s consent prior to taking certain actions, and that Tinet will conduct its business in the usual and ordinary course during the interim period between execution of the Purchase Agreement and consummation of the acquisition. Subject to certain exceptions, the parties’ representations and warranties generally survive for two years.

The Purchase Agreement requires the Sellers to indemnify the Company for, among other things, breaches of the Sellers’ representations, warranties and covenants, with a “tipping basket” provision providing for indemnification obligations only after any losses exceeding 500,000 euros in the aggregate. Subject to certain exceptions, indemnifiable losses are generally capped at 8.0 million euros.

Following the consummation of the acquisition, Tinet will be operated as a subsidiary of the Company. The Company will enter into non-compete and non-solicitation agreements with Tinet’s management team and certain of Tinet’s key employees.

The foregoing summary of the Purchase Agreement is qualified in its entirety by the terms and conditions of the Purchase Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Purchase Agreement, which has been included to provide investors with information regarding its terms, contains representations and warranties of each of the Company and the Sellers. The Purchase Agreement is not intended to provide any other factual information about the Company, any of the Sellers or Tinet. The assertions embodied in those representations and warranties were made for purposes of the Purchase Agreement and are subject to qualifications and limitations agreed to by the respective parties in connection with negotiating the terms of the Purchase Agreement. In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts. Accordingly, you should not rely on the representations and warranties in the Purchase Agreement as characterizations of the actual state of facts about the Company, any of the Sellers and Tinet. Investors should read the Purchase Agreement together with the other information concerning the Company and Tinet that the Company publicly files in reports and statements with the Securities and Exchange Commission.

Item 7.01.	Regulation FD Disclosure.

Attached hereto as Exhibit 99.1 is a press release dated September 9, 2010 issued by the Company announcing entry into the Purchase Agreement referred to in Item 1.01 of this report.

The information provided pursuant to this Item 7.01 is “furnished” and shall not be deemed to be “filed” with the Securities and Exchange Commission or incorporated by reference in any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filings.

Cautions Concerning Forward Looking Statements

This report contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical fact, included in this report regarding the Company’s strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipates,” “believes,” “expects,” “estimates,” “projects,” “plans,” “intends,” “may,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The Company may not actually achieve the plans, intentions or expectations disclosed in its forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that the Company makes. Factors that might cause such differences include, but are not limited to: the possibility that the expected efficiencies and cost savings from the proposed acquisition will not be realized, or will not be realized within the expected time period; the ability to obtain any necessary or desirable approvals of the acquisition on the proposed terms and schedule contemplated by the parties; the risk that our business and the Tinet business will not be integrated successfully; disruption from the proposed acquisition making it more difficult to maintain business and operational relationships; the risk that the proposed acquisition does not close, including, but not limited to, due to the failure to satisfy the closing conditions; currency fluctuations before the closing date causing an increase in the U.S. dollar value of the purchase price payable at closing; risks associated with our ability to successfully develop and market Ethernet interconnection services, including but not limited to identifying, obtaining, operating and maintaining attractive network switch sites, equipment and software, cost estimation errors or overruns, interconnection delays, material delays or shortages, our inability to obtain necessary third party rights or permits on a timely basis, if at all, and other factors, including the impact of regulation, many of which are beyond our control and all of which could delay or negatively affect our ability to offer or market this new service; and other important factors included in the Company’s reports filed with the Securities and Exchange Commission, particularly in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the period ended December 31, 2009, Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, as such Risk Factors may be updated from time to time in subsequent reports. The Company does not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

Financial statements, if any, required by this item will be filed within the time period prescribed by this item.

(b) Pro forma financial information.

Pro forma financial information, if any, required by this item will be filed within the time period prescribed by this item.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement for the Sale and Purchase of Tinet S.p.A., dated as of September 9, 2010, by and between the Company, on the one hand, and BS Investimenti SGR S.p.A. (on behalf of the investment fund “BS Investimenti IV”), BS Private Equity S.p.A., Mauro Righetti, Paolo Susnik, Paolo Gambini, Maurizio Binello, Luciana Giordo, Francisco Rey and Sven Engelhardt, on the other hand

99.1	Press release issued September 9, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUTRAL TANDEM, INC.

/s/ Robert M. Junkroski
Date: September 10, 2010	Name:	Robert M. Junkroski
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement for the Sale and Purchase of Tinet S.p.A., dated as of September 9, 2010, by and between the Company, on the one hand, and BS Investimenti SGR S.p.A. (on behalf of the investment fund “BS Investimenti IV”), BS Private Equity S.p.A., Mauro Righetti, Paolo Susnik, Paolo Gambini, Maurizio Binello, Luciana Giordo, Francisco Rey and Sven Engelhardt, on the other hand

99.1	Press release issued September 9, 2010